Exhibit 23


            Consent of Independent Registered Public Accounting Firm

We consent to the  incorporation  by  reference  in the  following  Registration
Statements:

(1)    Registration   Statement  on  Form  S-3  (No.   333-144026)  and  related
       prospectus,

(2) Registration Statement on Form S-8 (No.333-144907) and related prospectus of Public Storage for the registration of common shares of beneficial interest pertaining to the Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan.

(3) Post-effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-141488) for the registration of common shares of beneficial interest pertaining to the Public Storage, Inc. 2001 Stock Option and Incentive Plan, Public Storage, Inc. 2001 Non-Executive/Non-Director Stock Option and Incentive Plan, Public Storage, Inc. 2000 Non-Executive/Non-Director Stock Option and Incentive Plan, Public Storage, Inc. 1996 Stock Option and Incentive Plan, PS 401(k) Profit Sharing Plan, Shurgard Storage Centers, Inc. 2004 Long Term Incentive Plan, Shurgard Storage Centers, Inc. 2000 Long Term Incentive Plan, Shurgard Storage Centers, Inc. 1995 Long Term Incentive Compensation Plan.

of our reports dated February 28, 2008, with respect to the consolidated financial statements and related financial statement schedule of Public Storage and the effectiveness of internal control over financial reporting of Public Storage, included in this Annual Report (Form 10-K) of Public Storage for the year ended December 31, 2007.



                                                           /s/ Ernst & Young LLP

February 28, 2008
Los Angeles, California



                                   Exhibit 23